                                                                                                                                                                                                            EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

October 17, 2007                                                                                   For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Results for the Nine Months and Third Quarter of 2007

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc., (NASDAQ: WSBC) a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the nine months and third quarter ended September 30, 2007.

For the nine months ended September 30, 2007 diluted earnings per share were $1.62 versus last year’s $1.30, an increase of 24.6%, on net income of $34.0 million as compared to $28.4 million in the 2006 period.  Return on average assets increased to 1.14% from 0.91% in 2006 and return on average equity increased to 11.12% from 9.11%.  Net income for the quarter ended September 30, 2007 was $9.8 million, compared to $11.6 million for the third quarter of 2006, while diluted earnings per share for the quarter were $0.47 per share compared to $0.53 per share for 2006.  Third quarter 2007 results reflected lower net interest income primarily due to a flat to inverted yield curve, partially offset by a reduced loan loss provision.

“Although the third quarter results reflect the difficult interest rate and competitive operating environment, our loan portfolio continues to perform better than our expectations for the year, leading to lower loan loss provisions compared to year ago levels and lower average non-performing assets, said Mr. Limbert.  “Non-interest income also continues to grow through improvements in the trust, securities, insurance and mortgage businesses, and increased service charge activity from revenue enhancement programs and marketing campaigns.”

“In September we opened a new, state-of-the art banking center in the Highlands/Cabela’s retail shopping destination development between Wheeling, West Virginia and Washington, Pennsylvania.” said Mr. Limbert. “This new facility will serve to enhance WesBanco’s presence in our core Wheeling market and further improve customer service. In addition, our branch optimization program, which continuously evaluates the profitability of our retail service delivery system, resulted in the closing of a small branch in the Cincinnati market.”

Highlights for the third quarter and nine months year-to-date include the following:

•
Net interest income for the third quarter decreased $2.3 million or 7.7% compared to the third quarter of 2006. The net interest margin declined to 3.38% in the third quarter from 3.56% in the 2006 third quarter and 3.46% in the second quarter of 2007. For the nine months ended September 30, 2007, net interest income declined by 5.4%.  These decreases were the result of the flat and inverted yield curve environment over much of the last eighteen months experienced by the banking industry, and, to a lesser degree, a lower balance sheet size primarily as a result of the prior year’s intentional repositioning, which reduced investments and borrowings, and reductions in fixed rate mortgage loan portfolios.  The shape of the yield curve has pressured margins, primarily through increased costs of deposits resulting from significant rate-based competition, especially in urban markets.  These costs have been somewhat offset by loan yield increases and higher average non-interest bearing deposit balances.

•
The increase in non-interest income for the third quarter of 6.3% was due to increases in trust fees, deposit activity fees, and improved insurance and securities brokerage revenues.  For the year-to-date period the increase of $9.6 million was due primarily to the prior year’s recognized impairment loss of $8.0 million on the investment portfolio restructuring. Also last year, WesBanco recognized $2.6 million in net gains on the sale of four branches in Ritchie County.  For the nine month period of 2007 a deferred gain on the sale of a former branch facility of $1.0 million and the net proceeds from a bank-owned life insurance claim of $0.9 million were recorded. Contributing to the increase in year-to-date non-interest income were increases in trust fees of $0.9 million, service charges on deposits of $0.6 million, improved securities brokerage revenues, higher mortgage banking income from sales to the secondary market and $0.7 million in security sale gains in 2007.

•
The provision for credit losses decreased $0.8 million in the third quarter of 2007 as compared to third quarter 2006 primarily due to lower year-to-date net charge-offs and average non-performing loans.  However, management has increased its estimates of future credit losses due to higher levels of criticized loans and regional economic conditions impacting the consumer, residential real estate and home equity portfolios, resulting in the allowance for loan losses as a percentage of total loans increasing to 1.13% at September 30, 2007, from 1.08% at the end of the third quarter of 2006.  Although WesBanco does not have any material direct exposure to sub-prime loans, the problems associated with sub-prime lending are having an adverse impact on markets where WesBanco has exposure.  Net charge-offs to average loans increased to 0.25% for the quarter as compared to 0.16% for the third quarter of 2006, however, year-to-date net charge-offs were 0.23% as compared to 0.30% for last year. Year-to-date, the total provision decreased 34.7% to $4.7 million from $7.2 million.

•
Non-interest expense increased 6.7% for the third quarter as compared to the prior year due to higher salaries, benefits, net occupancy, professional fees and marketing expenses and a $0.4 million charge for the settlement of litigation.  Full-time equivalent employees were 1,177 at September 30, 2007 as compared to 1,191 at September 30, 2006.  Year-to-date, total expenses increased $1.3 million primarily due to the higher salaries and benefits and the litigation settlement, somewhat offset by lower marketing and communication expenses.  The decrease in marketing expenses year-to-date was due to higher customer incentive expense related to last year’s marketing campaigns as compared to the current campaign’s related expense.

•
The provision for income taxes in the third quarter of 2007 decreased $0.7 million compared to the third quarter of 2006 due primarily to lower income and favorable adjustments related to recently filed tax returns.  For the nine months ended September 30, 2007, the tax provision increased $0.2 million due to higher income and, excluding the tax adjustments, a higher effective tax rate of 22.1% as compared to 19.2% in the 2006 period, due primarily to higher taxable income and a lower percentage of tax-exempt income to total income.  These increases were partially offset by a $1.6 million credit resulting from the second quarter 2007 correction of prior period amounts related to the accumulation of deferred taxes on a small portion of the municipal bond investment portfolio.  The tax adjustments in the second and third quarters  of 2007 reduced the year-to-date effective tax rate to 16.9% from 19.7% in the 2006 period.

•
Total loans at September 30, 2007 decreased $122.4 million or 4.2% compared to September 30, 2006 and decreased 3.9% compared to December 31, 2006 due to the Bank’s strategy of selling most new residential mortgages to the secondary market, accelerated payoffs of commercial real estate loans, and a focus on obtaining appropriate interest rate spreads on new loans in a very competitive lending environment.

•
Total deposits declined 2.0% over last year and 1.2% from year end primarily due to reductions in savings deposits partially offset by increases in money market account balances.  As a result of the current interest rate environment, customers are favoring shorter-term, higher-yielding CD’s and money market accounts, while new checking account campaigns have improved the number of demand deposit accounts. WesBanco continues to focus on management strategies to control deposit costs in the current competitive rate environment, which has limited deposit growth.

•
FHLB and other short-term borrowings decreased to $460.0 million as of September 30, 2007, from $561.5 million at December 31, 2006, a $101.5 million or 18.1% reduction.  Borrowings were $812.2 million before the restructuring at the end of last year’s first quarter. These borrowings as a percent of total assets decreased to 11.6% from 13.7% at the end of the 2006.

•
For the quarter ended September 30, 2007, WesBanco repurchased a total of 132,000 common shares at an average price of $25.04 per share.  Year-to-date shares repurchased totaled 893,398 at $30.48 per share. WesBanco has 736,600 shares remaining for repurchase under the current repurchase plan approved by the Board of Directors in March, 2007.  In spite of the number of shares repurchased, the decreased balance sheet size has improved capital ratios over the past eighteen months with tangible equity improving to 6.93% at September 30, 2007.

WesBanco is a multi-state bank holding company with total assets of approximately $4.0 billion, operating through 78 banking offices, one loan production office, and 111 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s 2006 Annual Report on Form 10-K and June 30, 2007 Form 10-Q, filed with the Securities and Exchange Commission (“SEC”), which is available at the SEC’s website  www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s 2006 Annual Report on Form 10-K filed with the SEC under the section “Risk Factors.”  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve, State of West Virginia Division of Banking, Federal Deposit Insurance Corporation, the SEC, the NASDAQ, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
Statement of income	2007	2006	% Change	2007	2006	% Change
Interest income	$ 57,460	$ 56,942	0.91%	$ 172,465	$ 169,383	1.82%
Interest expense	29,100	26,233	10.93%	84,926	76,827	10.54%
Net interest income	28,360	30,709	(7.65%)	87,539	92,556	(5.42%)
Provision for credit losses	1,448	2,268	(36.16%)	4,684	7,171	(34.68%)
Net interest income after provision for
credit losses	26,912	28,441	(5.38%)	82,855	85,385	(2.96%)
Non-interest income
Trust fees	3,941	3,711	6.20%	12,164	11,306	7.59%
Service charges on deposits	4,683	4,437	5.54%	12,997	12,413	4.70%
Net securities gains/(losses)	22	17	29.41%	739	(7,833)	109.43%
Other income	3,763	3,492	7.76%	11,322	9,910	14.25%
Gain on sale of branch offices	-	-	0.00%	980	2,618	(62.57%)
Gains on early extinguishment of debt	-	17	(100.00%)	895	1,064	(15.88%)
Total non-interest income	12,409	11,674	6.30%	39,097	29,478	32.63%
Non-interest expense
Salaries and employee benefits	14,131	13,529	4.45%	41,824	40,260	3.88%
Net occupancy	2,002	1,688	18.60%	5,871	5,567	5.46%
Equipment	1,872	1,961	(4.54%)	5,658	5,984	(5.45%)
Amortization of intangible assets	589	628	(6.21%)	1,781	1,894	(5.97%)
Marketing expense	1,331	943	41.15%	3,367	3,853	(12.61%)
Restructuring expenses	-	-	0.00%	-	540	(100.00%)
Other operating expenses	7,731	7,180	7.67%	22,512	21,631	4.07%
Total non-interest expense	27,656	25,929	6.66%	81,013	79,729	1.61%
Income before provision for income taxes	11,665	14,186	(17.77%)	40,939	35,134	16.52%
Provision for income taxes	1,902	2,632	(27.74%)	6,934	6,735	2.95%
Net income	$ 9,763	$ 11,554	(15.50%)	$ 34,005	$ 28,399	19.74%

Taxable equivalent net interest income	$ 30,252	$ 32,806	(7.78%)	$ 93,391	$ 99,155	(5.81%)

Per common share data
Net income per common share - basic	$ 0.47	$ 0.53	(11.32%)	$ 1.62	$ 1.30	24.62%
Net income per common share - diluted	$ 0.47	$ 0.53	(11.32%)	$ 1.62	$ 1.30	24.62%
Dividends declared	$ 0.275	$ 0.265	3.77%	$ 0.825	$ 0.795	3.77%
Book value (period end)				$ 19.94	$ 19.45	2.51%
Tangible book value (period end)				$ 12.99	$ 12.69	2.36%
Average shares outstanding - basic	20,711,866	21,700,328	(4.56%)	20,938,615	21,843,203	(4.14%)
Average shares outstanding - diluted	20,732,741	21,746,255	(4.66%)	20,979,492	21,896,265	(4.19%)
Period end shares outstanding				20,628,092	21,551,703	(4.29%)

Selected ratios
Return on average assets	0.98%	1.13%	(13.23%)	1.14%	0.91%	25.06%
Return on average equity	9.51%	10.97%	(13.34%)	11.12%	9.11%	22.10%
Yield on earning assets (1)	6.61%	6.40%	3.28%	6.60%	6.21%	6.28%
Cost of interest bearing liabilities	3.69%	3.21%	14.95%	3.59%	3.06%	17.32%
Net interest spread (1)	2.92%	3.19%	(8.46%)	3.01%	3.15%	(4.44%)
Net interest margin (1)	3.38%	3.56%	(5.06%)	3.46%	3.50%	(1.14%)
Efficiency (1)	64.83%	58.30%	11.20%	61.15%	61.98%	(1.34%)
Average loans to average deposits	94.81%	98.40%	(3.65%)	95.46%	97.98%	(2.57%)
Annualized net loan charge-offs/average loans	0.25%	0.16%	57.14%	0.23%	0.30%	(24.69%)
Effective income tax rate	16.31%	18.55%	(12.10%)	16.94%	19.17%	(11.65%)

(1) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)					% Change
Balance sheet (period end)	September 30,			December 31,	September 30, 2007
Assets	2007	2006	% Change	2006	to Dec. 31, 2006
Cash and due from banks	$ 71,373	$ 98,657	(27.66)%	$ 95,388	(25.18)%
Due from banks - Interest bearing	2,293	1,744	31.48	1,217	88.41
Fed Funds sold	-	-	-	-	100.00
Securities	734,285	716,210	2.52	736,707	(0.33)

Loans held for sale	4,849	4,135	17.27	3,170	52.97
Portfolio Loans:
Commercial and commercial real estate	1,540,958	1,563,238	(1.43)	1,575,170	(2.17)
Residential real estate	814,047	908,171	(10.36)	896,533	(9.20)
Consumer and home equity	437,595	443,597	(1.35)	436,510	0.25
Total portfolio loans	2,792,600	2,915,006	(4.20)	2,908,213	(3.98)
Allowance for loan losses	(31,647)	(31,669)	(0.07)	(31,979)	(1.04)
Net portfolio loans	2,760,953	2,883,337	(4.24)	2,876,234	(4.01)
Premises and equipment, net	68,518	66,010	3.80	67,404	1.65
Goodwill	137,258	137,258	-	137,258	-
Core deposit intangible, net	6,108	8,506	(28.19)	7,889	(22.58)
Other assets	174,956	180,230	(2.93)	172,876	1.20
Total Assets	$ 3,960,593	$ 4,096,087	(3.31)%	$ 4,098,143	(3.36)%

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits	$ 382,487	$ 388,642	(1.58)%	$ 401,909	(4.83)%
Interest bearing demand deposits	355,940	344,986	3.18	356,088	(0.04)
Money market accounts	384,308	354,659	8.36	354,082	8.54
Savings deposits	403,411	452,382	(10.83)	441,226	(8.57)
Certificates of deposit	1,433,906	1,479,113	(3.06)	1,442,242	(0.58)
Total deposits	2,960,052	3,019,782	(1.98)	2,995,547	(1.18)
Federal Home Loan Bank borrowings	299,269	371,910	(19.53)	358,907	(16.62)
Short-term borrowings	160,770	160,538	0.14	202,561	(20.63)
Junior subordinated debt	87,638	87,638	-	87,638	-
Other liabilities	41,558	36,962	12.43	36,615	13.50
Shareholders' equity	411,306	419,257	(1.90)	416,875	(1.34)
Total Liabilities and Shareholders' Equity	$ 3,960,593	$ 4,096,087	(3.31)%	$ 4,098,143	(3.36)%

Average balance sheet and
net interest margin analysis	Three months ended September 30,				Nine months ended September 30,
	2007		2006		2007		2006
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 1,909	1.66%	$ 2,198	1.99%	$ 1,564	1.28%	$ 2,249	2.02%
Loans, net of unearned income	2,810,376	6.86%	2,908,500	6.61%	2,835,752	6.85%	2,920,565	6.46%
Securities:
Taxable	395,117	5.00%	371,065	4.61%	398,598	4.95%	451,712	4.33%
Tax-exempt	324,992	6.65%	357,080	6.71%	333,297	6.69%	376,239	6.68%
Total securities	720,109	5.73%	728,145	5.63%	731,895	5.74%	827,951	5.39%
Federal funds sold	13,332	5.10%	-	0.00%	18,093	5.24%	2,418	4.74%
Other earning assets (1)	21,357	5.60%	26,219	5.02%	21,653	5.61%	33,483	4.79%
Total earning assets	3,567,083	6.61%	3,665,062	6.40%	3,608,957	6.60%	3,786,666	6.21%
Other assets	383,317		402,458		386,024		398,796
Total Assets	$ 3,950,400		$ 4,067,520		$ 3,994,981		$ 4,185,462

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 346,302	1.32%	$ 341,695	1.20%	$ 349,151	1.30%	$ 338,345	1.00%
Money market accounts	383,546	2.88%	363,256	2.20%	370,692	2.71%	392,488	2.15%
Savings deposits	411,628	1.32%	459,463	1.36%	426,374	1.35%	463,567	1.25%
Certificates of deposit	1,444,009	4.70%	1,416,605	4.02%	1,441,714	4.57%	1,409,089	3.81%
Total interest bearing deposits	2,585,485	3.44%	2,581,019	2.92%	2,587,931	3.33%	2,603,489	2.74%
Federal Home Loan Bank borrowings	281,235	4.30%	411,833	3.80%	319,294	4.06%	494,230	3.68%
Short-term borrowings	172,202	5.10%	157,122	4.78%	171,458	5.03%	169,860	4.45%
Junior subordinated debt	87,638	6.46%	87,638	6.45%	87,638	6.49%	87,638	6.37%
Total interest bearing liabilities	3,126,560	3.69%	3,237,612	3.21%	3,166,321	3.59%	3,355,217	3.06%
Non-interest bearing demand deposits	378,768		374,798		382,658		377,219
Other liabilities	37,655		37,283		37,286		36,155
Shareholders' equity	407,417		417,827		408,716		416,871

Total Liabilities and Shareholders' Equity	$ 3,950,400		$ 4,067,520		$ 3,994,981		$ 4,185,462

Taxable equivalent net interest spread		2.92%		3.19%		3.01%		3.15%
Taxable equivalent net interest margin		3.38%		3.56%		3.46%		3.50%

(1) Federal Reserve stock, Federal Home Loan Bank stock and equity securities that do not have readily determinable fair market values.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Statement of income	2007	2007	2007	2006	2006
Interest income	$ 57,460	$ 57,812	$ 57,193	$ 57,886	$ 56,942
Interest expense	29,100	28,626	27,200	27,609	26,233
Net interest income	28,360	29,186	29,993	30,277	30,709
Provision for credit losses	1,448	1,776	1,460	1,568	2,268
Net interest income after provision for
credit losses	26,912	27,410	28,533	28,709	28,441
Non-interest income
Trust fees	3,941	3,885	4,338	3,733	3,711
Service charges on deposits	4,683	4,431	3,883	4,301	4,437
Net securities gains	22	39	678	35	17
Other income	3,763	4,202	3,357	2,861	3,492
Gain on sale of branch offices	-	0	980	-	-
Gains on early extinguishment of debt	0	895	-	-	17
Total non-interest income	12,409	13,452	13,236	10,930	11,674
Non-interest expense
Salaries and employee benefits	14,131	13,815	13,878	13,423	13,529
Net occupancy	2,002	1,866	2,003	1,937	1,688
Equipment	1,872	1,884	1,902	1,937	1,961
Core deposit intangibles	589	596	596	617	628
Marketing expense	1,331	1,414	622	1,290	943
Other operating expenses	7,731	7,397	7,384	7,271	7,180
Total non-interest expense	27,656	26,972	26,385	26,475	25,929
Income before provision for income taxes	11,665	13,890	15,384	13,164	14,186
Provision for income taxes	1,902	1,595	3,437	2,528	2,632
Net income	$ 9,763	$ 12,295	$ 11,947	$ 10,636	$ 11,554

Taxable equivalent net interest income	$ 30,252	$ 31,133	$ 32,005	$ 32,330	$ 32,806

Per common share data
Net income per common share - basic	$ 0.47	$ 0.59	$ 0.56	$ 0.49	$ 0.53
Net income per common share - diluted	$ 0.47	$ 0.59	$ 0.56	$ 0.49	$ 0.53
Dividends declared	$ 0.275	$ 0.275	$ 0.275	$ 0.265	$ 0.265
Book value (period end)	$ 19.94	$ 19.54	$ 19.40	$ 19.39	$ 19.45
Tangible book value (period end)	$ 12.99	$ 12.60	$ 12.50	$ 12.64	$ 12.69
Average shares outstanding - basic	20,711,866	20,838,798	21,271,328	21,523,291	21,700,328
Average shares outstanding - diluted	20,732,741	20,884,156	21,325,166	21,580,177	21,746,255
Period end shares outstanding	20,628,092	20,759,920	20,948,040	21,496,793	21,551,703
Full time equivalent employees	1,177	1,191	1,168	1,168	1,191

Selected ratios
Return on average assets	0.98%	1.23%	1.20%	1.03%	1.13%
Return on average equity	9.51%	12.12%	11.77%	10.06%	10.97%
Yield on earning assets (1)	6.61%	6.60%	6.59%	6.45%	6.40%
Cost of interest bearing liabilities	3.69%	3.61%	3.46%	3.37%	3.21%
Net interest spread (1)	2.92%	2.99%	3.14%	3.08%	3.19%
Net interest margin (1)	3.38%	3.46%	3.56%	3.49%	3.56%
Efficiency (1)	64.83%	60.50%	58.32%	61.20%	58.30%
Average loans to average deposits	94.81%	94.88%	96.72%	97.17%	98.40%
Trust Assets, market value at period end	$ 3,129,179	$ 3,041,464	$ 2,972,044	$ 2,976,621	$ 2,873,159

(1) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Quarter Ended
Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Asset quality data	2007	2007	2007	2006	2006
Non-performing assets:
Non-accrual loans	$ 10,859	$ 9,651	$ 12,126	$ 16,154	$ 10,356
Renegotiated loans	-	-	-	-	-
Total non-performing loans	10,859	9,651	12,126	16,154	10,356
Other real estate and repossessed assets	3,483	4,067	3,369	4,052	4,109
Total non-performing loans and assets	$ 14,342	$ 13,718	$ 15,495	$ 20,206	$ 14,465
Loans past due 90 days or more	$ 7,544	$ 7,869	$ 6,194	$ 6,488	$ 11,594

Non-performing assets/total assets	0.36%	0.34%	0.38%	0.49%	0.35%
Non-performing assets/total loans, other real
estate and repossessed assets	0.51%	0.48%	0.54%	0.69%	0.49%
Non-performing loans/total loans	0.39%	0.34%	0.43%	0.55%	0.35%
Non-performing loans and loans past due 90
days or more/total loans	0.66%	0.62%	0.64%	0.78%	0.75%
Non-performing loans, loans past due 90 days and other
real estate owned/total loans and other real estate owned	0.77%	0.75%	0.75%	0.89%	0.87%

Allowance for loan losses
Allowance for loan losses	$ 31,647	$ 31,928	$ 31,757	$ 31,979	$ 31,669
Provision for loan losses	1,500	1,500	1,460	1,568	2,268
Net loan charge-offs	1,781	1,329	1,682	1,258	1,191
Annualized net loan charge-offs /average loans	0.25%	0.19%	0.24%	0.17%	0.16%
Allowance for loan losses/total loans	1.13%	1.13%	1.12%	1.10%	1.08%
Allowance for loan losses/non-performing loans	2.91	x	3.31	x	2.62	x	1.98	x	3.06	x
Allowance for loan losses/non-performing loans and
past due 90 days or more	1.72	x	1.82	x	1.73	x	1.41	x	1.44	x

Capital ratios
Tier I leverage capital	9.38%	9.21%	9.14%	9.27%	9.23%
Tier I risk-based capital	12.10%	11.98%	12.20%	12.35%	12.30%
Total risk-based capital	13.18%	13.07%	13.30%	13.44%	13.38%
Shareholders' equity to assets	10.31%	10.15%	10.23%	10.26%	10.27%
Tangible equity to tangible assets (1)	6.93%	6.80%	6.88%	6.95%	6.93%

(1) Tangible equity is defined as shareholders' equity less goodwill and other intangible assets, and tangible assets are defined as total assets less goodwill and other intangible assets. The calculation is based on quarterly averages.